EXHIBIT 99.11


                        CONSENT OF INDEPENDENT ENGINEERS

                  We hereby consent to the use in this Annual Report on Form 40-F of Harvest Energy Trust for the year ended December 31, 2004 of our report effective December 31, 2004, dated March 3, 2005, evaluating the crude oil, natural gas, and natural gas liquids reserves attributable to certain properties owned by Harvest Energy Trust.



Gilbert Laustsen Jung Associates Ltd.

Calgary, Alberta

_______________________
                                  YOURS TRULY,



                                       /s/ Gilbert Laustsen Jung Associates Ltd.

                                       Gilbert Laustsen Jung Associates Ltd.

                                       _____________________________

                                       Vice President